Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Anthony Previte, Chief Executive Officer of FriendFinder Networks Inc. (the "registrant"), certify that:

1.           I have reviewed this Amendment to the Annual Report on Form 10-K/A for the period ended December 31, 2012 of the registrant; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

FriendFinder Networks Inc.

By:	/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer

Date: April 30, 2013